Exchange Agreement
                               ------------------


         This Exchange Agreement, dated as of February 18, 1999 (this "Exchange Agreement"), by and among Imaging Technologies Corporation (the "Company"), NP Partners ("NP") and Olympus Securities, Ltd. ("Olympus" and together with NP, the "Investors").

                                    Recitals:
                                    ---------

         (a) the Company filed a Certificate of Designation, Powers, Preferences and Rights of the Series of Preferred Stock of Imaging Technologies Corporation to be designated Series E Convertible Preferred Stock (the "Certificate of Designation") with the Department of State of the State of Delaware on January 28, 1999;

         (b) the Company entered into (i) the Securities Purchase Agreement dated as of February 2, 1999 (the "Series E Purchase Agreement") by and among the Company and the purchasers listed in the Series E Purchase Agreement (the "Purchasers"), pursuant to which the Company issued units (the "Units") to the Purchasers consisting of (A) a share of Series E Convertible Preferred Stock, par value $1,000 per share and stated value of $5,000 (the "Series E Preferred Stock"), and (B) warrants (the "Warrants") to purchase 5,000 shares of common stock, par value $.005 per share (the "Common Stock"), and (ii) a Registration Rights Agreement dated as of February 2, 1999 (the "Registration Rights Agreement") by and among the Company and the Purchasers, pursuant to which the Company agreed to register the shares of Common Stock to be issued upon conversion of the Series E Preferred Stock and the exercise of the Warrants;

         (c) the Company issued a Non-convertible Subordinated Promissory Note dated September 18, 1998 for the principal amount of $500,000 to the order of NP (the "NP Note");

         (d) the Company issued a Non-convertible Subordinated Promissory Note dated September 18, 1998 for the principal amount of $500,000 to the order of Olympus (the "Olympus Note" and together with the NP Note, the "Notes"); and

         (e) the Company has offered to exchange the Notes for Units, and each of NP and Olympus has agreed to exchange their Notes for Units, subject to the following terms and conditions. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Series E Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Exchange Agreement, the Company and each of NP and Olympus agree as follows:

         1.  Exchange.  Within five (5) business  days of the Company  obtaining
             --------
Shareholder Approval, the Investors shall exchange their Notes (including accrued and unpaid interest to the date of exchange to the nearest $5,000) for Units consisting of one share of Series E Preferred Stock and Warrants to purchase 5,000 shares of Common Stock at the exchange rate of one Unit for each $5,000 of principal and accrued and unpaid interest of the Notes (the "Investor Units").

The shares of Series E Preferred Stock to be issued to the Investors will be based on a stated value of $5,000 per share of Series E Preferred Stock.

         2.  Exchange  Procedures.  Within five (5) business days of the Company
             --------------------
obtaining Shareholder Approval in accordance with the terms of Section 3.14 of the Series E Purchase Agreement, each Investor will (u) deliver its original Note to the Company's counsel, and (v) execute and deliver to the Company's counsel a purchase agreement (the "Investor Purchase Agreement") and a registration rights agreement, each substantially in the form attached hereto (the "Exchange Agreements"), and the Company will (w) issue and deliver to each Investor stock certificates representing the shares of Series E Preferred Stock to be issued in connection with the exchange, (x) issue and deliver to the Investors the Warrants to be issued as part of the Units, (y) execute and deliver each of the Exchange Agreements, and (z) the Company shall deliver to the Investors and each Investor shall deliver to the Company the other applicable documents set forth in Section 4.1(a) and Section 4.1(b) of the Investor Purchase Agreement, respectively.

         3. Registration.  The Company shall register the shares of Common Stock
            -------------
to be issued upon conversion of the Series E Preferred Stock and upon exercise of the Warrants in the Registration Statement which shall register the shares of Common Stock to be issued in connection with the Series E Purchase Agreement.

         4. Shareholder  Approval.  The proposals for which the Company will use
            ---------------------
its best efforts to obtain Shareholder Approval shall include the shares of Common Stock issuable upon conversion and upon exercise of the Investor Units.

         5. Termination.  If the Company fails to obtain Shareholder Approval on
            -----------
or before the date which is 65 days after the Closing Date, this Exchange Agreement shall terminate within five (5) business days thereafter and shall be of no further force and effect, unless extended by the parties hereto.

         6. Representations and Warranties.
            ------------------------------

         (a) Each Investor represents and warrants to the Company that this Exchange Agreement has been duly authorized, validly executed and delivered by such Investor and constitutes a valid and binding agreement and obligation of such Investor enforceable against such Investor in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally and such Investor has full power and authority to execute and deliver this Exchange Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Exchange Agreements, and to perform its obligations hereunder and thereunder.

         (b) The Company represents and warrants to the Investors that this Exchange Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Exchange Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Exchange Agreements, and to perform its obligations hereunder and thereunder. The Exchange Agreements are in the same forms as executed by the Purchasers.

         7.  Governing  Law.  This Exchange  Agreement  shall be governed by and
             --------------
interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws.

         8.  Expenses.  Each of the  parties  agrees  to pay  its  own  expenses
             --------
incident to this Exchange Agreement and the performance of its obligations hereunder.

         9.  Notices.  All  notices  and other  communications  provided  for or
             -------
permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopier, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  if to the Company:

                  Imaging Technologies Corporation
                  11031 Via Frontera
                  San Diego, California 92127
                  Attn:    Mr. Brian Bonar
                           President and Chief Executive Officer
                  Telephone:  (619) 613-1300
                  Telecopier: (619) 613-1311

                  with a copy to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Attn:    Christopher S. Auguste, Esq.
                  Telephone:  (212) 704-6000
                  Telecopier: (212) 704-6288
                  if to the Investors:

                  NP Partners
                  c/o Citadel Investment Group, LLC
                  225 West Washington Street
                  9th Floor
                  Chicago, IL 60606
                  Attn:  Michael Hughes
                  Telephone:  (312) 338-7800
                  Telecopier: (312) 338-0780

                  Olympus Securities, Ltd.
                  c/o Citadel Investment Group, LLC
                  225 West Washington Street
                  9th Floor
                  Chicago, IL 60606
                  Attn:  Michael Hughes
                  Telephone:  (312)338-7800
                  Telecopier: (312)338-0780

                  With a copy to:

                  Katten Muchin & Zavis
                  525 West Monroe Street - Suite 1600
                  Chicago, IL 60661 - 3693
                  Attn: Robert J. Brantman
                  Telephone:   (312) 902-5200
                  Telecopier:  (312) 902-1061

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

         10.  Acknowledgment  of  Convertibility.  The Company  acknowledges and
              ----------------------------------
agrees that the shares of Series E Preferred Stock to be issued to the Investors as contemplated hereby, shall upon issuance be immediately convertible in accordance with the terms of the Certificate of Designation without any waiting period under the Certificate of Designation as if the Original Issue Date (as defined in the Certificate of Designation) for the shares of Series E Preferred Stock issued to the Investors were the same as the Original Issue Date for the shares of Series E Preferred Stock issued to the Purchasers under the Series E Purchase Agreement.

         11. Entire Agreement.  This Exchange  Agreement  constitutes the entire
             ----------------
understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Exchange Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         12. Counterparts.  This Exchange Agreement may be executed by facsimile
             ------------
signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         IN WITNESS WHEREOF, this Exchange Agreement was duly executed on the date first written above.



                                          IMAGING TECHNOLOGIES CORPORATION


                                          By:________________________________
                                                Name:
                                                Title:


                                          NP PARTNERS

                                          By:______________________________
                                                Name:
                                                  Title:


                                          OLYMPUS SECURITIES, LTD.

                                          By:______________________________
                                                Name:
                                                Title: